UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2019

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:  CMS Energy Corporation☐            Consumers Energy Company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  CMS Energy Corporation☐     Consumers Energy Company☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CMS Energy Corporation Common Stock	CMS	New York Stock Exchange
5.625% Junior Subordinated Notes due 2078	CMSA	New York Stock Exchange
5.875% Junior Subordinated Notes due 2078	CMSC	New York Stock Exchange
5.875% Junior Subordinated Notes due 2079	CMSD	New York Stock Exchange
Consumers Energy Company Cumulative Preferred	CMS-PB	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2019, CMS Energy Corporation (“CMS Energy”) and Consumers Energy Company (“Consumers Energy”) announced the following management changes. As of May 16, 2019, Shaun M. Johnson will assume the position of senior vice president and general counsel of CMS Energy and Consumers Energy.

Johnson, age 40, has served as vice president and deputy general counsel of CMS Energy and Consumers Energy since 2016. Prior to that, Johnson served as director of the energy industry group for the law firm Dykema Gossett PLLC, specializing in public utilities, energy and taxation. He represented several public utility and energy clients throughout the United States and helped develop cost-effective business strategies and goals. Johnson holds a bachelor’s degree from Saginaw Valley State University and a law degree from Michigan State University.

Catherine M. Reynolds will retire as General Counsel of CMS Energy and Consumers Energy as of May 16, 2019.

Item 5.07. Submission of Matters to a Vote of Security Holders.

CMS ENERGY CORPORATION

At the CMS Energy 2019 annual meeting of shareholders held on May 3, 2019, the shareholders of CMS Energy voted upon the proposals as described in its proxy statement dated March 21, 2019. The results of the shareholder votes are as follows.

1.            Proposal to elect members to the CMS Energy board of directors. All of the nominees were elected with the votes for individual nominees as follows:

Number of Votes:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Jon E. Barfield	234,354,554	3,961,298	271,392	15,661,533
Deborah H. Butler	238,097,933	248,512	240,799	15,661,533
Kurt L. Darrow	236,305,739	2,060,974	220,531	15,661,533
Stephen E. Ewing	237,719,103	650,056	218,085	15,661,533
William D. Harvey	238,003,038	314,629	269,577	15,661,533
Patricia K. Poppe	238,096,660	305,043	185,541	15,661,533
John G. Russell	236,167,584	2,208,273	211,387	15,661,533
Suzanne F. Shank	237,982,058	314,395	290,791	15,661,533
Myrna M. Soto	237,996,608	317,241	273,395	15,661,533
John G. Sznewajs	238,104,519	208,970	273,755	15,661,533
Laura H. Wright	238,171,055	233,547	182,642	15,661,533

2.            Non-binding advisory proposal to approve the compensation paid to CMS Energy’s named executive officers, as disclosed in its proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, was approved, with a vote as follows:

Number of Votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
233,659,699	4,426,048	501,497	15,661,533
98%	2%

3.            Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit CMS Energy’s financial statements for the year ending December 31, 2019 was approved, with a vote as follows:

Number of Votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

250,649,115	3,373,503	226,159	0

4.            Shareholder proposal relating to political contributions disclosure, more fully described in its proxy statement, was not approved, with a vote as follows:

Number of Votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

81,364,619	155,674,026	1,548,599	15,661,533

CONSUMERS ENERGY COMPANY

At the concurrent Consumers Energy 2019 annual meeting of shareholders, the shareholders of Consumers Energy voted upon the proposals as described in its proxy statement dated March 21, 2019. The results of the shareholder votes are as follows.

1.            Proposal to elect members to the Consumers Energy board of directors. All of the nominees were elected with the votes for individual nominees as follows:

Number of Votes:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Jon E. Barfield	84,200,996	3,098	2,460	192,675
Deborah H. Butler	84,200,705	3,189	2,660	192,675
Kurt L. Darrow	84,200,496	3,595	2,463	192,675
Stephen E. Ewing	84,200,346	3,545	2,663	192,675
William D. Harvey	84,200,746	3,295	2,513	192,675
Patricia K. Poppe	84,200,594	3,100	2,860	192,675
John G. Russell	84,200,404	3,687	2,463	192,675
Suzanne F. Shank	84,199,401	4,693	2,460	192,675
Myrna M. Soto	84,201,205	2,889	2,460	192,675
John G. Sznewajs	84,200,646	3,145	2,763	192,675
Laura H. Wright	84,200,605	2,989	2,960	192,675

2.            Non-binding advisory proposal to approve the compensation paid to Consumers Energy’s named executive officers, as disclosed in its proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, was approved, with a vote as follows:

Number of Votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
84,183,782	16,505	6,267	192,675

3.            Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit Consumers Energy’s financial statements for the year ending December 31, 2019 was approved, with a vote as follows:

Number of Votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
84,387,058	5,419	6,752	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated:	May 3, 2019	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary and Chief Compliance Officer

CONSUMERS ENERGY COMPANY

Dated:	May 3, 2019	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary and Chief Compliance Officer